Exhibit 10.6(c)

ACRES REALTY FUNDING, INC.

c/o ACRES Capital Corp.

390 RXR Plaza

Uniondale, New York 11556

July 31, 2026

VIA EMAIL ONLY

ACRES Capital Corp.

390 RXR Plaza

Uniondale, New York 11556

Re: $12,000,000.00 Promissory Note (the “Note”) dated July 31, 2020, made by ACRES CAPITAL CORP., a Delaware corporation (“Borrower”), in favor of ACRES REALTY FUNDING, INC., a Delaware corporation as successor in interest to RCC REAL ESTATE, INC. (“Lender”), as amended on March 13, 2025

Ladies and Gentlemen:

Reference is made in this letter agreement (this “Side Letter”) to that certain Promissory Note, dated as of July 31, 2020 (hereinafter, as the same may have been or be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”), made by Borrower in favor of Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note.

Notwithstanding anything to the contrary contained in the Note, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Side Letter confirms the understanding of Borrower and Lender regarding the following matters:

1. Notwithstanding anything to the contrary in Section 1.2(f) of the Note, upon the execution and delivery of this Side Letter by all parties hereto, (a) the Maturity Date is hereby extended until August 30, 2026 (or such earlier date on which Lender accelerates payment of the indebtedness evidenced by the Note pursuant to the provisions of the Note) and (b) the extension fee of one half of one percent (0.5%) of the outstanding principal balance of the Loan otherwise required pursuant to Section 1.2(f) of the Note is hereby waived.

2. Borrower hereby ratifies, confirms, and reaffirms all of the terms and conditions of the Note, as amended by this Side Letter, and all of the other documents, instruments and agreements evidencing the Loan, to the extent such terms and conditions apply to Borrower, and hereby agrees that said terms and conditions continue in full force and effect through the Maturity Date, as herein extended. In addition, Borrower acknowledges and agrees that Lender is not agreeing by this Side Letter to amend, modify, or alter any of the terms and conditions of the Note, except to the extent provided in this Side Letter.

3. Borrower represents, warrants and covenants that to Borrower’s knowledge: (i) as of the date hereof, the Note, as the same may be amended by this Side Letter, is valid, binding and enforceable against it in accordance with its respective terms and provisions; (ii) Borrower (and the undersigned representative of Borrower) has full power, authority and legal right to execute this Side Letter and to keep and observe all of the terms of the Note, as amended by this Side Letter; and (iii) no Default or Event of Default now exists.

4. Borrower hereby acknowledges and agrees that, to Borrower’s knowledge, Borrower has no offsets, defenses, claims, or counterclaims against Lender or any of its affiliates, or their respective officers, directors,

Exhibit 10.6(c)

employees, servicers, asset managers, attorneys, representatives, predecessors, successors or assigns (all of the foregoing, the “Released Parties”) with respect to the Note, the Loan, or otherwise, and that if Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against any Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through the Effective Date and through the time of execution of this Side Letter, all of them are hereby expressly WAIVED, and Borrower hereby RELEASES all of the Released Parties from any liability therefor.

5. Any determination that any provision of this Side Letter or any application thereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Side Letter.

6. The execution of this Side Letter shall not be deemed to be a waiver of any breach, Default or Event of Default under the Note, whether or not known to Lender and whether or not existing on the date of this Side Letter. Furthermore, the modifications set forth herein are limited precisely as written and shall not be deemed to (i) be a consent to or a waiver of any other term or condition of the Note, as amended by this Side Letter, or (ii) prejudice any other right or rights which Lender may now have or may have in the future under or in connection with the Note, as amended by this Side Letter.

7. All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

8. This Side Letter may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Any facsimile or e-mail (in pdf format) transmittal of original signature or electronic signature versions of this Side Letter shall be considered to have the same legal effect as execution and delivery of the original, manually signed document and shall be treated in all manner and respects as the original, manually signed document.

9. Borrower shall be solely responsible for the costs and expenses incurred by Lender in connection with the drafting, negotiation and execution of this Side Letter. Accordingly, as a condition precedent to the effectiveness of this Side Letter, Borrower agrees to pay to Lender (or the appropriate person) all costs and expenses incurred by Lender in connection with this Side Letter, including, but not limited to, attorneys’ fees of Lender.

10. This Side Letter shall constitute an amendment to the Note. Any and all references in the Note to the “Maturity Date” shall mean the Maturity Date as extended pursuant to this Side Letter.

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Exhibit 10.6(c)

Kindly indicate your agreement and acceptance of the foregoing terms and conditions by executing this letter and returning the same to Lender.

Very truly yours,

ACRES REALTY FUNDING, INC.,
a Delaware corporation

By:	/s/ Mark Fogel
Name: Mark Fogel Title: President

[Signature Page to Side Letter]

Agreed to and accepted by the undersigned which has caused this letter agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

ACKNOWLEDGED AND AGREED:

BORROWER:

ACRES CAPTAIL CORP.,
a Delaware corporation

By:	/s/ Mark Fogel
Name: Mark Fogel Title: President